CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
-----------------------------------------






		As independent public accountants, we hereby consent to the incorporation by reference of our report, dated March 3, 1995, which appears in the Peoples Energy Corporation Employee Capital Accumulation Plan and Peoples Energy Corporation Employee Thrift Plan Annual Report on Form 11-K for the plan year ended December 31, 1994, into the Company's previously filed Registration Statement File No. 33-6369.






						/s/ Odell Hicks & Company
						  ODELL HICKS & COMPANY





Chicago, Illinois

March 30, 1995